Exhibit 99.1
News

For Release: Tuesday, October 22, 2024, at 6:30 a.m. ET

GM releases 2024 third-quarter results and updates full-year guidance

DETROIT – General Motors (NYSE: GM) today reported third-quarter 2024 revenue of $48.8 billion, net income attributable to stockholders of $3.1 billion, and EBIT-adjusted of $4.1 billion.

GM is also updating its 2024 full-year earnings guidance for the third consecutive quarter:

	Updated 2024 Guidance	Previous 2024 Guidance
Net income attributable to stockholders	$10.4 billion - $11.1 billion	$10.0 billion - $11.4 billion
EBIT-adjusted	$14.0 billion - $15.0 billion	$13.0 billion - $15.0 billion
Automotive operating cash flow	$22.0 billion - $24.0 billion	$19.2 billion - $22.2 billion
Adjusted automotive free cash flow	$12.5 billion - $13.5 billion	$9.5 billion - $11.5 billion
EPS-diluted	$9.14 - $9.64	$8.93 - $9.93
EPS-diluted-adjusted	$10.00 - $10.50	$9.50 - $10.50

GM's 2024 financial guidance includes anticipated capital spending of $10.5 billion - $11.5 billion, inclusive of investments in the company's battery cell manufacturing joint ventures.

Conference call for investors and analysts

GM Chair and CEO Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Visit the GM Investor Relations website to download the company’s earnings deck and GM Chair and CEO Mary Barra’s letter to shareholders.

Results Overview

	Three Months Ended
($M) except per share amounts	September 30, 2024	September 30, 2023	Change	% Change
Revenue	$48,757	$44,131	$4,626	10.5%
Net income attributable to stockholders	$3,056	$3,064	$(8)	(0.3)%
EBIT-adjusted	$4,115	$3,564	$551	15.5%
Net income margin	6.3%	6.9%	(0.6) ppts	(8.7)%
EBIT-adjusted margin	8.4%	8.1%	0.3 ppts	3.7%
Automotive operating cash flow	$7,863	$6,794	$1,069	15.7%
Adjusted automotive free cash flow	$5,834	$4,910	$924	18.8%
EPS-diluted(a)	$2.68	$2.20	$0.48	21.8%
EPS-diluted-adjusted(a)	$2.96	$2.28	$0.68	29.8%
GMNA EBIT-adjusted	$3,982	$3,526	$456	12.9%
GMNA EBIT-adjusted margin	9.7%	9.8%	(0.1) ppts	(1.0)%
GMI EBIT-adjusted	$42	$357	$(315)	(88.2)%
China equity income (loss)	$(137)	$192	$(329)	n.m.
GM Financial EBT-adjusted	$687	$741	$(54)	(7.3)%
__________
(a)EPS-diluted and EPS-diluted-adjusted include a $(0.02) and $(0.05) impact from revaluation on equity investments in the three months ended September 30, 2024 and 2023.
(b)n.m. = not meaningful

General Motors (NYSE:GM) is driving the future of transportation, leveraging advanced technology to build safer, smarter, and lower emission cars, trucks, and SUVs. GM’s Buick, Cadillac, Chevrolet, and GMC brands offer a broad portfolio of innovative gasoline-powered vehicles and the industry’s widest range of EVs, as we move to an all-electric future. Learn more at GM.com.

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CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli, CFA GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Guidance Reconciliations
The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

	Year Ending December 31, 2024
	Updated	Previous
Net income attributable to stockholders	$ 10.4-11.1	$ 10.0-11.4
Income tax expense	2.4-2.7	2.2-2.8
Automotive interest income, net	(0.1)	(0.1)
Adjustments(a)	1.3	0.9
EBIT-adjusted	$ 14.0-15.0	$ 13.0-15.0
__________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted:

Year Ending December 31, 2024
	Updated	Previous
Diluted earnings per common share	$ 9.14-9.64	$ 8.93-9.93
Adjustments(a)	0.86	0.57
EPS-diluted-adjusted	$ 10.00-10.50	$ 9.50-10.50
__________
(a)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2024
	Updated	Previous
Net automotive cash provided by operating activities	$ 22.0-24.0	$ 19.2-22.2
Less: Capital expenditures	10.0-11.0	10.0-11.0
Adjustments	0.5	0.3
Adjusted automotive free cash flow(a)	$ 12.5-13.5	$ 9.5-11.5
__________
(a)These expected financial results do not include the potential impact of future adjustments related to special items.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended September 30, 2024					Three Months Ended September 30, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$44,735	$26	$—	$(26)	$44,735	$40,503	$25	$—	$(30)	$40,498
GM Financial	—	—	4,031	(10)	4,021	—	—	3,641	(8)	3,633
Total net sales and revenue	44,735	26	4,031	(36)	48,757	40,503	25	3,641	(38)	44,131
Costs and expenses
Automotive and other cost of sales	38,768	240	—	(1)	39,007	35,141	706	—	(5)	35,842
GM Financial interest, operating and other expenses	—	—	3,354	—	3,353	—	—	2,933	—	2,933
Automotive and other selling, general and administrative expense	2,544	203	—	(1)	2,745	2,217	127	—	(1)	2,344
Total costs and expenses	41,312	442	3,354	(2)	45,105	37,359	833	2,933	(6)	41,118
Operating income (loss)	3,424	(417)	678	(33)	3,651	3,144	(807)	708	(32)	3,013
Automotive interest expense	206	30	—	(30)	206	231	9	—	(11)	229
Interest income and other non-operating income, net	379	11	—	4	394	406	26	—	20	453
Equity income (loss)	(132)	—	10	—	(122)	194	—	33	—	227
Income (loss) before income taxes	$3,465	$(435)	$687	$—	$3,717	$3,514	$(791)	$741	$—	$3,464
Income tax expense (benefit)					709					470
Net income (loss)					3,008					2,994
Net loss (income) attributable to noncontrolling interests					48					70
Net income (loss) attributable to stockholders					$3,056					$3,064

Net income (loss) attributable to common stockholders					$3,029					$3,038

	Nine Months Ended September 30, 2024					Nine Months Ended September 30, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$128,007	$76	$—	$(76)	$128,008	$118,403	$76	$—	$(81)	$118,398
GM Financial	—	—	11,761	(29)	11,732	—	—	10,482	(17)	10,465
Total net sales and revenue	128,007	76	11,761	(105)	139,740	118,403	76	10,482	(98)	128,863
Costs and expenses
Automotive and other cost of sales	109,958	1,662	—	(2)	111,618	102,917	1,811	—	(7)	104,721
GM Financial interest, operating and other expenses	—	—	9,569	(1)	9,568	—	—	8,314	(1)	8,313
Automotive and other selling, general and administrative expense	6,813	482	—	(3)	7,292	7,089	362	—	(2)	7,449
Total costs and expenses	116,771	2,144	9,569	(5)	128,478	110,006	2,172	8,314	(10)	120,483
Operating income (loss)	11,237	(2,067)	2,192	(100)	11,262	8,397	(2,096)	2,168	(88)	8,380
Automotive interest expense	631	158	—	(158)	631	691	20	—	(22)	689
Interest income and other non-operating income, net	785	29	(1)	(58)	756	1,068	86	(1)	66	1,219
Equity income (loss)	(366)	—	55	—	(311)	246	—	111	—	357
Income (loss) before income taxes	$11,026	$(2,196)	$2,246	$—	$11,076	$9,019	$(2,030)	$2,278	$—	$9,267
Income tax expense (benefit)					2,238					1,421
Net income (loss)					8,837					7,846
Net loss (income) attributable to noncontrolling interests					132					179
Net income (loss) attributable to stockholders					$8,969					$8,026

Net income (loss) attributable to common stockholders					$8,914					$7,946

__________
1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Basic earnings per share
Net income (loss) attributable to stockholders	$3,056	$3,064	$8,969	$8,026
Less: cumulative dividends on subsidiary preferred stock(a)	(27)	(26)	(55)	(80)
Net income (loss) attributable to common stockholders	$3,029	$3,038	$8,914	$7,946

Weighted-average common shares outstanding	1,116	1,372	1,136	1,384

Basic earnings per common share	$2.71	$2.21	$7.85	$5.74
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$3,029	$3,038	$8,914	$7,946

Weighted-average common shares outstanding – diluted	1,131	1,378	1,147	1,390

Diluted earnings per common share	$2.68	$2.20	$7.77	$5.72
Potentially dilutive securities(b)	6	14	6	14
__________
(a)Includes an insignificant amount in participating securities income from a subsidiary for the nine months ended September 30, 2024.
(b)Potentially dilutive securities attributable to outstanding stock options, Performance Stock Units and Restricted Stock Units (RSUs) at September 30, 2024 and outstanding stock options and RSUs at September 30, 2023, were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	September 30, 2024					December 31, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$18,172	$720	$4,852	$—	$23,744	$12,228	$1,344	$5,282	$—	$18,853
Marketable debt securities	8,477	—	—	—	8,477	7,613	—	—	—	7,613
Accounts and notes receivable, net(a)	12,684	38	1,679	(619)	13,782	11,814	—	1,891	(1,327)	12,378
GM Financial receivables, net(e)	—	—	44,736	(283)	44,453	—	—	39,246	(170)	39,076
Inventories	17,330	—	—	(5)	17,325	16,467	—	—	(6)	16,461
Other current assets(b)	2,639	39	4,957	1	7,636	1,994	466	5,205	(428)	7,238
Total current assets	59,303	796	56,224	(905)	115,419	50,115	1,809	51,624	(1,931)	101,618
Non-current Assets
GM Financial receivables, net(d)	—	—	46,249	(320)	45,928	—	—	45,391	(348)	45,043
Equity in net assets of nonconsolidated affiliates	9,469	—	1,570	—	11,039	8,943	—	1,670	—	10,613
Property, net	51,306	89	109	—	51,505	50,104	93	124	—	50,321
Goodwill and intangible assets, net	2,682	717	1,346	—	4,745	2,793	715	1,354	—	4,862
Equipment on operating leases, net	—	—	30,956	—	30,956	—	—	30,582	—	30,582
Deferred income taxes	21,003	1,751	(1,747)	—	21,007	21,722	1,723	(1,106)	—	22,339
Other assets(c)	9,512	199	1,211	(2,232)	8,690	6,869	215	1,140	(538)	7,686
Total non-current assets	93,972	2,756	79,694	(2,552)	173,870	90,430	2,745	79,156	(886)	171,446
Total Assets	$153,275	$3,552	$135,918	$(3,457)	$289,289	$140,546	$4,555	$130,780	$(2,817)	$273,064
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$29,527	$135	$586	$(619)	$29,629	$27,846	$185	$1,136	$(1,054)	$28,114
Short-term debt and current portion of long-term debt
Automotive(a)(e)	1,147	5	—	(208)	944	591	272	—	(435)	428
GM Financial	—	—	35,218	—	35,218	—	—	38,540	—	38,540
Cruise(e)	—	75	—	(75)	—	—	6	—	(6)	—
Accrued liabilities(b)	24,165	354	5,157	(4)	29,672	21,468	590	5,741	(436)	27,364
Total current liabilities	54,839	568	40,961	(905)	95,463	49,906	1,053	45,417	(1,931)	94,445
Non-current Liabilities
Long-term debt
Automotive(c)	15,512	2,259	—	(2,232)	15,540	15,979	544	—	(538)	15,985
GM Financial	—	—	76,149	—	76,149	—	—	66,788	—	66,788
Cruise(d)	—	320	—	(320)	—	—	348	—	(348)	—
Postretirement benefits other than pensions	4,235	—	—	—	4,235	4,345	—	—	—	4,345
Pensions	5,991	—	7	—	5,998	6,673	—	8	—	6,680
Other liabilities	14,469	455	2,817	—	17,742	13,447	454	2,614	—	16,515
Total non-current liabilities	40,207	3,035	78,974	(2,552)	119,664	40,444	1,345	69,409	(886)	110,312
Total Liabilities	95,045	3,603	119,935	(3,457)	215,127	90,350	2,399	114,826	(2,817)	204,757
Noncontrolling interest - Cruise stock incentive awards	—	—	—	—	—	—	118	—	—	118
Equity
Common stock, $0.01 par value	11	—	—	—	11	12	—	—	—	12
Additional paid-in capital(f)	18,625	693	1,255	(1,231)	19,342	18,866	240	1,314	(1,290)	19,130
Retained earnings	47,849	(1,934)	16,133	1	62,050	39,579	(12)	15,823	1	55,391
Accumulated other comprehensive loss	(9,065)	2	(1,405)	—	(10,468)	(9,066)	1	(1,183)	—	(10,247)
Total stockholders’ equity	57,420	(1,239)	15,983	(1,229)	70,935	49,391	229	15,954	(1,289)	64,286
Noncontrolling interests(f)	809	1,188	—	1,229	3,227	805	1,809	—	1,289	3,903
Total Equity	58,230	(51)	15,983	—	74,162	50,196	2,038	15,954	—	68,189
Total Liabilities and Equity	$153,275	$3,552	$135,918	$(3,457)	$289,289	$140,546	$4,555	$130,780	$(2,817)	$273,064
__________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.4 billion due from Automotive; and Automotive accounts receivable of $0.2 billion primarily due from GM Financial and Cruise at September 30, 2024; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive and Automotive accounts receivable of $0.8 billion due from GM Financial and Cruise at December 31, 2023.
(b)Eliminations primarily related to intercompany asset transfer between Automotive and Cruise for autonomous vehicle (AV) capital at December 31, 2023.
(c)Eliminations primarily related to convertible note issued by Cruise to Automotive at September 30, 2024 and deferral agreement between Cruise and Automotive as regards to engineering, capital spending, restructuring and other costs incurred by Automotive on behalf of Cruise resulting in a long-term payable for Cruise offset by a long-term receivable for Automotive.
(d)Eliminations primarily related to intercompany loans due from Cruise to GM Financial.
(e)Eliminations primarily related to GM Financial accounts receivables due from Automotive and Cruise.
(f)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Nine Months Ended September 30, 2024					Nine Months Ended September 30, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$8,944	$(1,743)	$1,637	$—	$8,837	$7,537	$(1,336)	$1,645	$—	$7,846
Depreciation and impairment of Equipment on operating leases, net	—	—	3,633	—	3,633	—	—	3,697	—	3,697
Depreciation, amortization and impairment charges on Property, net	4,871	623	29	—	5,523	4,984	27	30	—	5,041
Foreign currency remeasurement and transaction (gains) losses	(231)	—	2	—	(228)	111	—	3	—	114
Undistributed earnings of nonconsolidated affiliates, net	(232)	—	(55)	—	(287)	77	—	(111)	—	(34)
Pension contributions and OPEB payments	(815)	—	—	—	(815)	(676)	—	—	—	(676)
Pension and OPEB income, net	49	—	1	—	50	(65)	—	1	—	(64)
Provision (benefit) for deferred taxes	970	(455)	881	—	1,396	879	(694)	49	—	235
Change in other operating assets and liabilities(a)(c)	5,618	(175)	(1,014)	(6,549)	(2,120)	3,293	583	(454)	(2,309)	1,114
Net cash provided by (used in) operating activities	19,174	(1,750)	5,114	(6,549)	15,989	16,140	(1,420)	4,862	(2,309)	17,273
Cash flows from investing activities
Expenditures for property	(7,495)	(4)	(16)	(81)	(7,597)	(7,072)	(50)	(21)	(121)	(7,264)
Available-for-sale marketable securities, acquisitions	(3,467)	—	—	—	(3,467)	(3,499)	(490)	—	—	(3,989)
Available-for-sale marketable securities, liquidations	2,757	—	—	—	2,757	4,966	1,709	—	—	6,675
Purchases of finance receivables(a)	—	—	(31,222)	5,358	(25,864)	—	—	(28,376)	1,196	(27,180)
Principal collections and recoveries on finance receivables(a)	—	—	23,524	1	23,526	—	—	21,132	2	21,135
Purchases of leased vehicles	—	—	(11,243)	—	(11,243)	—	—	(10,247)	—	(10,247)
Proceeds from termination of leased vehicles	—	—	8,627	—	8,627	—	—	9,860	—	9,860
Other investing activities(b)(d)	(1,999)	—	1	1,256	(742)	(1,471)	—	(252)	632	(1,091)
Net cash provided by (used in) investing activities	(10,204)	(4)	(10,329)	6,535	(14,004)	(7,076)	1,169	(7,903)	1,710	(12,100)
Cash flows from financing activities
Net increase (decrease) in short-term debt(d)	(1)	—	87	—	85	227	—	(24)	(252)	(48)
Proceeds from issuance of debt (original maturities greater than three months)(b)	64	1,044	38,142	(1,087)	38,163	18	151	37,339	(151)	37,357
Payments on debt (original maturities greater than three months)	(128)	(7)	(31,882)	6	(32,012)	(1,612)	(22)	(31,650)	14	(33,269)
Payment to purchase common stock	(2,378)	—	—	—	(2,378)	(1,119)	—	—	—	(1,119)
Issuance (redemption) of subsidiary stock(b)	—	255	—	(255)	—	—	362	—	(362)	—
Dividends paid(c)	(408)	—	(1,469)	1,350	(526)	(375)	—	(1,469)	1,350	(493)
Other financing activities	(65)	(162)	(142)	—	(369)	(279)	(207)	(116)	—	(602)
Net cash provided by (used in) financing activities	(2,916)	1,130	4,735	14	2,963	(3,138)	284	4,080	599	1,826
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(84)	—	(67)	—	(151)	(9)	—	41	—	31
Net increase (decrease) in cash, cash equivalents and restricted cash	5,969	(625)	(547)	—	4,798	5,916	34	1,079	—	7,030
Cash, cash equivalents and restricted cash at beginning of period	12,310	1,359	8,249	—	21,917	13,746	1,526	6,676	—	21,948
Cash, cash equivalents and restricted cash at end of period	$18,279	$734	$7,702	$—	$26,715	$19,663	$1,560	$7,755	$—	$28,978
__________
(a)Includes eliminations of $5.3 billion and $1.0 billion in the nine months ended September 30, 2024 and 2023 primarily driven by purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial
(b)Includes eliminations of $0.9 billion convertible note issued by Cruise to Automotive in the nine months ended September 30, 2024 and $0.4 billion of Automotive investment in Cruise in the nine months ended September 30, 2024 and 2023.
(c)Eliminations include dividends issued by GM Financial to Automotive in the nine months ended September 30, 2024 and 2023.
(d)Includes eliminations of $0.3 billion of Intercompany loans due from Automotive to GM Financial in the nine months ended September 30, 2023.

General Motors Company and Subsidiaries1
The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2024
Net sales and revenue	$41,157	$3,517	$62	$—	$44,735	$26	$4,031	$(36)	$48,757
Expenditures for property	$2,128	$91	$10	$—	$2,229	$3	$6	$8	$2,245
Depreciation and amortization	$1,491	$131	$27	$—	$1,650	$6	$1,217	$—	$2,873
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$309	$(132)	$—	$—	$177	$—	$10	$—	$187

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2023
Net sales and revenue	$36,106	$4,330	$67	$—	$40,503	$25	$3,641	$(38)	$44,131
Expenditures for property	$2,435	$87	$5	$—	$2,528	$18	$4	$30	$2,581
Depreciation and amortization	$1,585	$158	$5	$—	$1,749	$12	$1,231	$—	$2,992
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$105	$190	$—	$—	$295	$—	$33	$—	$328

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2024
Net sales and revenue	$117,981	$9,897	$130	$—	$128,007	$76	$11,761	$(105)	$139,740
Expenditures for property	$7,220	$258	$18	$—	$7,495	$4	$16	$81	$7,597
Depreciation and amortization	$4,415	$403	$53	$—	$4,871	$18	$3,662	$—	$8,551
Impairment charges	$—	$—	$—	$—	$—	$605	$—	$—	$605
Equity income (loss)(a)(b)	$766	$(343)	$—	$—	$423	$—	$55	$—	$477

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2023
Net sales and revenue	$106,214	$12,011	$177	$—	$118,403	$76	$10,482	$(98)	$128,863
Expenditures for property	$6,710	$350	$12	$—	$7,072	$50	$21	$121	$7,264
Depreciation and amortization	$4,544	$424	$15	$—	$4,984	$27	$3,727	$—	$8,738
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$89	$348	$—	$—	$437	$—	$111	$—	$548
__________
(a)Includes Automotive China joint ventures (Automotive China JVs) equity loss of $137 million and $347 million in the three and nine months ended September 30, 2024 and Automotive China JVs equity income of $192 million and $353 million in the three and nine months ended September 30, 2023.
(b)Equity earnings related to Ultium Cells Holdings LLC, an equally owned joint venture with LG Energy Solution, are presented in Automotive and other cost of sales as this entity is integral to the operations of our business by providing battery cells for our electric vehicles (EVs). Equity earnings related to Ultium Cells Holdings LLC were $309 million and $788 million in the three and nine months ended September 30, 2024 and $101 million and $191 million in the three and nine months ended September 30, 2023.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these, and other measures, as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income attributable to stockholders(a)	$3,056	$3,064	$8,969	$8,026
Income tax expense (benefit)	709	470	2,238	1,421
Automotive interest expense	206	229	631	689
Automotive interest income	(274)	(322)	(688)	(801)
Adjustments
Restructuring actions(b)	190	—	190	—
Buick dealer strategy(c)	150	93	321	438
GMI plant wind down(d)	43	—	146	—
Headquarters relocation(e)	34	—	34	—
Cruise restructuring(f)	—	—	583	—
Voluntary separation program(g)	—	30	—	905
GM Korea wage litigation(h)	—	—	—	(76)
Total adjustments	417	123	1,274	1,267
EBIT-adjusted	4,115	3,564	12,424	10,601
Operating segments
GM North America (GMNA)	3,982	3,526	12,254	10,295
GM International (GMI)	42	357	82	940
Cruise	(383)	(732)	(1,284)	(1,904)
GM Financial(i)	687	741	2,246	2,278
Total operating segments	4,327	3,892	13,299	11,610
Corporate and eliminations(j)	(213)	(328)	(874)	(1,009)
EBIT-adjusted	$4,115	$3,564	$12,424	$10,601
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)These adjustments were excluded because they relate to employee separation charges primarily in North America.
(c)These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(d)These adjustments were excluded because they relate to the wind down of our manufacturing operations in Colombia and Ecuador.
(e)These adjustments were excluded because they relate to the GM headquarters relocation, primarily consisting of accelerated depreciation.
(f)These adjustments were excluded because they relate to restructuring costs resulting from Cruise voluntarily pausing its driverless, supervised and manual AV operations in the U.S. and the indefinite delay of the Cruise Origin. The adjustments primarily consist of non-cash restructuring charges, supplier related charges and employee separation charges.
(g)This adjustment was excluded because it relates to the acceleration of attrition as part of the cost reduction program announced in January 2023, primarily in the U.S.
(h)This adjustment was excluded because it relates to the partial resolution of subcontractor matters in Korea.
(i)GM Financial amounts represent EBT-adjusted.
(j)GM's automotive interest income and interest expense, legacy costs from the Opel/Vauxhall Business (primarily pension costs), corporate expenditures and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Nine Months Ended
	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$3,029	$2.68	$3,038	$2.20	$8,914	$7.77	$7,946	$5.72
Adjustments(a)	417	0.37	123	0.09	1,274	1.11	1,267	0.91
Tax effect on adjustments(b)	(96)	(0.08)	(25)	(0.02)	(290)	(0.25)	(324)	(0.23)
EPS-diluted-adjusted	$3,350	$2.96	$3,136	$2.28	$9,898	$8.63	$8,889	$6.40
__________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Nine Months Ended
	September 30, 2024			September 30, 2023			September 30, 2024			September 30, 2023
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$3,717	$709	19.1%	$3,464	$470	13.6%	$11,076	$2,238	20.2%	$9,267	$1,421	15.3%
Adjustments(a)	418	96		123	25		1,342	290		1,267	324
ETR-adjusted	$4,135	$805	19.5%	$3,587	$495	13.8%	$12,418	$2,528	20.4%	$10,534	$1,745	16.6%
__________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

We define return on equity (ROE) as Net income attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	September 30, 2024	September 30, 2023
Net income attributable to stockholders	$11.1	$10.0
Average equity(a)	$69.5	$72.8
ROE	15.9%	13.8%
__________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	September 30, 2024	September 30, 2023
EBIT-adjusted(a)	$14.2	$14.4
Average equity(b)	$69.5	$72.8
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.3	16.6
Add: Average automotive net pension & OPEB liability	9.8	7.5
Less: Average automotive and other net income tax asset	(22.7)	(20.5)
ROIC-adjusted average net assets	$73.0	$76.4
ROIC-adjusted	19.4%	18.9%
__________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net automotive cash provided by operating activities	$7,863	$6,794	$19,174	$16,140
Less: Capital expenditures	(2,229)	(2,528)	(7,495)	(7,072)
Add: Buick dealer strategy	100	106	376	461
Add: Restructuring actions	74	—	74	—
Add: Employee separation costs	—	538	58	796
Add: GMI plant wind down	26	—	35	—
Adjusted automotive free cash flow	$5,834	$4,910	$12,222	$10,325

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the nine months ended September 30, 2024, 27.0% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GMNA	893	810	2,588	2,365
GMI	140	171	383	459
Total	1,033	981	2,971	2,824

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments and daily rental car companies); and (3) certain vehicles used by dealers in their business. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by our dealers, distributors and joint ventures; commercially available data sources such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Nine Months Ended
	September 30, 2024			September 30, 2023			September 30, 2024			September 30, 2023
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	3,993	660	16.5%	4,091	674	16.5%	12,039	1,950	16.2%	12,001	1,970	16.4%
Other	987	130	13.2%	933	122	13.0%	2,887	376	13.0%	2,647	338	12.8%
Total North America	4,981	790	15.9%	5,025	796	15.8%	14,925	2,326	15.6%	14,648	2,308	15.8%
Asia/Pacific, Middle East and Africa
China(a)	6,602	426	6.5%	6,489	542	8.3%	18,141	1,240	6.8%	17,740	1,530	8.6%
Other	5,486	150	2.7%	5,547	159	2.9%	16,168	382	2.4%	16,363	410	2.5%
Total Asia/Pacific, Middle East and Africa	12,088	576	4.8%	12,036	701	5.8%	34,309	1,622	4.7%	34,103	1,940	5.7%
South America
Brazil	715	82	11.4%	631	87	13.8%	1,858	223	12.0%	1,628	236	14.5%
Other	363	28	7.7%	354	33	9.3%	989	82	8.3%	1,081	98	9.1%
Total South America	1,078	110	10.2%	985	120	12.2%	2,847	305	10.7%	2,709	334	12.3%
Total in GM markets	18,146	1,475	8.1%	18,046	1,617	9.0%	52,081	4,253	8.2%	51,460	4,582	8.9%
Total Europe	3,770	1	—%	4,012	1	—%	12,623	2	—%	12,414	2	—%
Total Worldwide(b)	21,916	1,476	6.7%	22,057	1,618	7.3%	64,704	4,255	6.6%	63,874	4,584	7.2%
United States
Cars	723	38	5.3%	791	55	7.0%	2,205	141	6.4%	2,334	183	7.9%
Trucks	1,099	337	30.7%	1,083	343	31.7%	3,152	987	31.3%	3,212	982	30.6%
Crossovers	2,172	284	13.1%	2,217	276	12.4%	6,682	822	12.3%	6,455	804	12.5%
Total United States	3,993	660	16.5%	4,091	674	16.5%	12,039	1,950	16.2%	12,001	1,970	16.4%
China(a)
SGMS		98			246			372			659
SGMW		329			296			868			871
Total China	6,602	426	6.5%	6,489	542	8.3%	18,141	1,240	6.8%	17,740	1,530	8.6%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GMNA	127	165	447	538
GMI	109	130	275	338
Total fleet sales	236	295	722	876

Fleet sales as a percentage of total vehicle sales	16.0%	18.2%	17.0%	19.1%

North America capacity two-shift utilization	109.1%	96.5%	106.4%	98.4%